Exhibit 22.1

GUARANTORS AND SUBSIDIARY ISSUERS OF GUARANTEED SECURITIES

Prologis, Inc. has fully and unconditionally guaranteed the following securities identified in the table below:

Subsidiary Issuer	Guaranteed Securities
Prologis, L.P.	3.000% Notes due 2026 2.250% Notes due 2029
3.875% Notes due 2028
4.375% Notes due 2048

Prologis, L.P. has fully and unconditionally guaranteed the following securities identified in the table below:

Subsidiary Issuer	Guaranteed Securities
Prologis Euro Finance LLC

Floating Rate Notes due 2022

Floating Rate Notes due 2024

0.250% Notes due 2027

0.375% Notes due 2028

1.000% Notes due 2029

1.875% Notes due 2029

0.625% Notes due 2031

0.500% Notes due 2032

1.500% Notes due 2034

1.000% Notes due 2035

1.000% Notes due 2041

1.500% Notes due 2049

Prologis Yen Finance LLC

0.652% Notes due 2025

0.589% Notes due 2027

0.448% Notes due 2028

0.972% Notes due 2028

0.850% Notes due 2030

1.077% Notes due 2030

0.564% Notes due 2031

1.003% Notes due 2032

1.222% Notes due 2035

0.885% Notes due 2036

1.470% Notes due 2038

1.134% Notes due 2041

1.600% Notes due 2050

1.550% Notes due 2061